Exhibit (a)(2)

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

AMG PANTHEON PRIVATE EQUITY FUND, LLC

This Certificate of Amendment to the Certificate of Formation of AMG Pantheon Private Equity Fund, LLC (the “LLC”) is being duly executed and filed by AMG Funds LLC, as the authorized person, to amend the Certificate of Formation under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.), as amended from time to time.

(1) The name of the limited liability company is AMG Pantheon Private Equity Fund, LLC.

(2) The LLC was formed upon the filing of its Certificate of Formation with the Delaware Secretary of State on May 16, 2014.

(3) The paragraph designated as “(1)” in the Certificate of Formation of the LLC is hereby amended and restated in its entirety to read as follows:

“(1) The name of the limited liability company formed hereby is AMG Pantheon Fund, LLC.”

IN WITNESS WHEREOF, the undersigned, an authorized person, has executed this Certificate of Amendment of Certificate of Formation as of the 22nd day of October, 2015.

AMG FUNDS LLC

By:
Name:	Keitha L. Kinne
Title:	Chief Operating Officer